Exhibit 99.2

Momentive Announces First Quarter 2022 Financial Results

Increased Sales-Assisted Channel Revenue 32% Year-over-Year

Repurchased 2.4 Million Shares in Q1 for $36.4 Million

Made Substantial Progress on Strategic Changes Announced in February

SAN MATEO, Calif. — May 4, 2022 — Momentive (NASDAQ: MNTV), a leader in agile experience management, today reported first quarter results for the period ended March 31, 2022.

“The team rose above the noise over the last few months. We exceeded the high-end of our revenue and profitability guidance ranges and made substantial progress on the strategic changes we outlined in our February 28th stockholder letter,” said Zander Lurie, chief executive officer of Momentive. “Our full-year 2022 guidance illustrates our commitment to driving profitable growth, and our share repurchase activity signals our confidence in our ability to execute.”

Q1 2022 Key Results

•
Total revenue was $117.0 million, an increase of 14% year-over-year.
•
Sales-assisted channel revenue was $41.2 million, an increase of 32% year-over year. Sales-assisted channel revenue accounted for approximately 35% of total revenue, up from approximately 30% in Q1 2021. We ended the quarter with approximately 13,700 sales-assisted channel customers, up 55% from approximately 8,800 in Q1 2021.
•
Self-serve channel revenue was $75.8 million, an increase of 7% year-over-year.
•
Deferred revenue was $216.2 million, an increase of 15% year-over-year. Remaining performance obligations were $245.4 million, an increase of 20% year-over-year.
•
Paying users(1) totaled approximately 894,400, an increase of 6% from approximately 845,800 in Q1 2021. Approximately 91% of our paying users were on annual plans, up from 89% a year ago.
•
Average revenue per user1 was approximately $535, up 7% from approximately $498 in Q1 2021.
•
GAAP operating margin was negative 30.0% and non-GAAP operating margin was 2.3%.
•
GAAP net loss was $37.4 million and GAAP diluted net loss per share was $0.25. Non-GAAP net income was $0.6 million and non-GAAP diluted net income per share was $0.00.
•
Net cash used in operating activities was $4.9 million and free cash flow was negative $7.9 million.
•
Cash and cash equivalents totaled $238.0 million and total debt was $186.2 million for net cash of $51.8 million as of March 31, 2022.

(1) In Q3 2021, we refined our methodology to more accurately capture the number of paying users, and due to a calculation error, we overstated the number of paying users in Q3 2021 and Q4 2021. The number of paying users for Q3 2021 and Q4 2021 was originally reported as 883,100 and 888,700, respectively, but should have been reported as 877,100 and 879,600, respectively. As a result, we also understated average revenue per user (ARPU) in Q3 2021 and Q4 2021. ARPU for Q3 2021 and Q4 2021 was originally reported as $522 and $526, respectively, but should have been reported as $524 and $530, respectively.

“Q1 was all about focus and execution. We moved with speed to make targeted changes and align resources to the areas of our business with the highest growth potential and return profile,” said Justin Coulombe, chief financial officer of Momentive. “For the remainder of 2022 we’ll build on the same operating discipline and lay the foundation for durable growth, coupled with expanding margins.”

Stock Repurchase Program Update

On February 28, 2022, Momentive announced its board of directors had authorized a stock repurchase program to repurchase up to $200 million of the company’s common stock in the open market or in privately negotiated transactions (through 10b5-1 trading plans or otherwise). From the announcement of the plan through March 31, 2022, Momentive repurchased approximately 2.4 million shares of common stock for approximately $36.4 million. As part of the program, the company also reduced debt by approximately $25.6 million in the quarter. As of March 31, 2022, the Company’s remaining share repurchase authorization was approximately $163.6 million.

Progress on Strategic Changes

The company has aggressively pursued strategic changes outlined in its February 28 letter to stockholders. Areas of focus include:

•
Customer-centric innovation. We’ve reorganized our R&D organization, centralized our product strategy, and prioritized our roadmap around a focused set of opportunities.
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Go-to-market strategy. We’ve begun executing on plans to reinvigorate our self-serve channel and align resources to the products and segments that generate the highest returns in our sales-assisted channel. Additionally, we’re simplifying our positioning and web presences under two complementary brands - Momentive and SurveyMonkey. Finally, we’re seeing early success with existing customer expansion, one of our most efficient and profitable go-to-market motions.
•
Leadership and organizational changes. Our streamlined leadership team and organizational structure is leading to faster, higher quality, and customer-centric execution.

Financial Outlook

For the second quarter and full year of 2022, Momentive currently expects the following:

	Q2 2022	FY 2022
Revenue	$120 million - $122 million	$494 million - $500 million
Non-GAAP operating margin	1% to 3%	6% to 7%
Free cash flow (includes impact of one-time transaction-related and restructuring expenses)	NA	$24 million - $29 million

As stated above, we expect full-year 2022 free cash flow in the range of $24 to $29 million. Of note, this includes the impact of approximately $27 million in one-time transaction-related and restructuring expenses - a portion of which were accrued as expenses in Q4 2021 but will result in cash outflows in 2022.

For the second quarter of 2022, the company expects basic weighted average shares outstanding to be approximately 150 million and diluted weighted average shares outstanding to be approximately 152 million. For the full year 2022, the company expects basic weighted average shares outstanding to be approximately 151 million and diluted weighted average shares outstanding to be approximately 157 million. The basic and diluted weighted average shares outstanding for the second quarter of 2022 and full year 2022 do not include any forecasts for share repurchases after March 31, 2022. For a detailed explanation of the company’s non-GAAP measures, please refer to the appendix section of this press release.

For more information on the company’s first quarter 2022 financial results, please see management’s letter to stockholders on the Momentive investor relations website at investor.momentive.ai.

Conference Call Information

Momentive senior management will host a conference call today to discuss the company’s Q1 2022 financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (844) 200-6205 or (646) 904-5544 (ID: 354437). An archived webcast of the conference call will be accessible on Momentive’s Investor Relations page, investor.momentive.ai. A telephonic replay of the conference call will be available until Wednesday, May 11, 2022, and can be accessed by dialing (866) 813-9403 or (929) 458-6194 and entering the passcode 947080.

About Momentive

Momentive (NASDAQ: MNTV—maker of SurveyMonkey) is a leader in agile experience management, delivering powerful, purpose-built solutions that bring together the best parts of humanity and technology to redefine AI. Momentive products, including SurveyMonkey and Momentive brand and market insights solutions, empower decision-makers at 345,000 organizations worldwide to shape exceptional experiences. Millions of users rely on Momentive to fuel market insights, brand insights, employee experience, customer experience, and product experience. Ultimately, the company’s vision is to raise the bar for human experiences by amplifying individual voices. Learn more at momentive.ai.

Investor Relations Contact:

Gary J. Fuges, CFA

investors@momentive.ai

Media Contact:

Katie Miserany

pr@momentive.ai

Source: Momentive Global Inc.

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$238,035	$305,525
Accounts receivable, net	32,864	32,489
Deferred commissions, current	8,586	7,945
Prepaid expenses and other current assets	16,543	11,363
Total current assets	296,028	357,322
Property and equipment, net	3,925	5,442
Operating lease right-of-use assets	50,424	52,232
Capitalized internal-use software, net	28,688	28,158
Acquisition intangible assets, net	7,845	10,773
Goodwill	462,417	463,736
Deferred commissions, non-current	13,990	13,200
Other assets	8,751	9,061
Total assets	$872,068	$939,924
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,910	$7,204
Accrued expenses and other current liabilities	23,857	30,725
Accrued compensation	38,923	45,873
Deferred revenue, current	215,481	200,658
Operating lease liabilities, current	9,598	9,587
Debt, current	1,900	1,900
Total current liabilities	301,669	295,947
Deferred revenue, non-current	734	1,165
Deferred tax liabilities	5,919	5,701
Debt, non-current	184,341	209,816
Operating lease liabilities, non-current	64,547	66,938
Other non-current liabilities	5,838	5,883
Total liabilities	563,048	585,450
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	964,474	971,604
Accumulated other comprehensive income (loss)	(533)	414
Accumulated deficit	(654,923)	(617,546)
Total stockholders’ equity	309,020	354,474
Total liabilities and stockholders’ equity	$872,068	$939,924

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2022	2021
Revenue	$116,986	$102,298
Cost of revenue (1)(2)(3)	22,903	20,772
Gross profit	94,083	81,526
Operating expenses:
Research and development (1)(3)	36,716	32,983
Sales and marketing (1)(2)(3)	59,636	52,036
General and administrative (1)(3)	27,917	23,322
Restructuring (1)(2)	4,883	—
Total operating expenses	129,152	108,341
Loss from operations	(35,069)	(26,815)
Interest expense	2,226	2,299
Other non-operating (income) expense, net	(134)	315
Loss before income taxes	(37,161)	(29,429)
Provision for income taxes	216	218
Net loss	$(37,377)	$(29,647)
Net loss per share, basic and diluted	$(0.25)	$(0.20)
Weighted-average shares used in computing basic and diluted net loss per share	150,262	144,692

(1) Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended March 31,
(in thousands)	2022	2021
Cost of revenue	$1,409	$1,482
Research and development	8,644	9,497
Sales and marketing	6,065	5,778
General and administrative	7,375	6,842
Restructuring	2,761	—
Stock-based compensation, net of amounts capitalized	$26,254	$23,599

(2) Includes amortization of acquisition intangible assets as follows:

	Three Months Ended March 31,
(in thousands)	2022	2021
Cost of revenue	$1,414	$1,490
Sales and marketing	1,452	1,133
Restructuring	45	—
Amortization of acquisition intangible assets	$2,911	$2,623

(3) Includes acquisition-related costs as follows:

	Three Months Ended March 31,
(in thousands)	2022	2021
Cost of revenue	$318	$—
Research and development	1,770	—
Sales and marketing	1,679	—
General and administrative	2,733	—
Acquisition-related transaction costs	$6,500	$—

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
(in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(37,377)	$(29,647)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,354	10,694
Non-cash leases expense	3,202	3,340
Stock-based compensation expense, net of amounts capitalized	26,254	23,599
Deferred income taxes	217	99
Bad debt expense	644	307
Other	727	508
Changes in assets and liabilities:
Accounts receivable	(1,047)	(76)
Prepaid expenses and other assets	(8,117)	(4,682)
Accounts payable and accrued liabilities	(2,341)	9,251
Accrued compensation	(6,898)	(9,274)
Deferred revenue	14,283	16,985
Operating lease liabilities	(3,801)	(3,786)
Net cash provided by (used in) operating activities	(4,900)	17,318
Cash flows from investing activities
Purchases of property and equipment	(441)	—
Capitalized internal-use software	(2,565)	(2,268)
Net cash used in investing activities	(3,006)	(2,268)
Cash flows from financing activities
Proceeds from stock option exercises	2,273	9,553
Payments to repurchase common stock	(36,376)	—
Repayment of debt	(25,550)	(550)
Net cash provided by (used in) financing activities	(59,653)	9,003
Effect of exchange rate changes on cash	393	(309)
Net increase (decrease) in cash, cash equivalents and restricted cash	(67,166)	23,744
Cash, cash equivalents and restricted cash at beginning of period	306,121	224,614
Cash, cash equivalents and restricted cash at end of period	$238,955	$248,358
Supplemental cash flow data:
Interest paid for term debt	$2,009	$2,177
Non-cash investing and financing transactions:
Stock compensation included in capitalized software costs	$719	$559
Accrued unpaid capital expenditures	$207	$547
Lease liabilities arising from obtaining right-of-use assets, net	$—	$2,676

MOMENTIVE GLOBAL INC.

SUPPLEMENTAL DISAGGREGATED REVENUE DATA (unaudited)

Quarterly Disaggregated Revenue

	Three Months Ended
(in thousands)	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021
Self-serve revenue	$75,803	$77,389	$77,134	$75,462	$71,112
Sales-assisted revenue	41,183	39,953	37,620	33,930	31,186
Revenue	$116,986	$117,342	$114,754	$109,392	$102,298

Self-serve revenues are generated from products purchased independently through our website.

Sales-assisted revenues are generated from products sold to organizations through our sales team.

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Reconciliation of GAAP to Non-GAAP (Loss) Income from operations

	Three Months Ended March 31,
(in thousands, except percentages)	2022	2021
GAAP Loss from operations	$(35,069)	$(26,815)
GAAP Operating margin	(30)%	(26)%
Stock-based compensation, net	26,254	23,599
Acquisition-related transaction costs	6,500	—
Amortization of acquisition intangible assets	2,911	2,623
Restructuring	2,077	—
Non-GAAP (Loss) Income from operations	$2,673	$(593)
Non-GAAP Operating margin	2%	(1)%

Reconciliation of GAAP to Non-GAAP (Loss) Income and (Loss) Income per diluted share

	Three Months Ended March 31,
(in thousands, except per share amounts)	2022	2021
GAAP Net Loss	$(37,377)	$(29,647)
GAAP Net Loss per diluted share	$(0.25)	$(0.20)
Weighted-average shares used to compute GAAP net loss per diluted share	150,262	144,692

Stock-based compensation, net	26,254	23,599
Acquisition-related transaction costs	6,500	—
Amortization of acquisition intangible assets	2,911	2,623
Restructuring	2,077	—
Income tax effect on Non-GAAP adjustments (2)	219	96

Non-GAAP Net (Loss) Income	$584	$(3,329)
Non-GAAP Net (Loss) Income per diluted share	$—	$(0.02)
Weighted-average shares used to compute Non-GAAP net (loss) income per diluted share	151,657	144,692

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2) Due to the full valuation allowance on our US deferred tax assets, there was no tax effects associated with the Non-GAAP adjustment for acquisition-related transaction costs, stock-based compensation and restructuring costs. Non-GAAP adjustments pertain to the income tax effects of amortization of acquisition-related intangible assets.

Calculation of Free Cash Flow

	Three Months Ended March 31,
(in thousands)	2022	2021
Net cash provided by (used in) operating activities	$(4,900)	$17,318
Purchases of property and equipment	(441)	—
Capitalized internal-use software	(2,565)	(2,268)
Free cash flow	$(7,906)	$15,050

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Supplemental GAAP and Non-GAAP Information

	Three Months Ended March 31,
(in thousands, except percentages)	2022	2021
GAAP Gross profit	$94,083	$81,526
GAAP Gross margin	80%	80%
Stock-based compensation, net	1,409	1,482
Amortization of acquisition intangible assets	1,414	1,490
Acquisition-related transaction costs	318	—
Non-GAAP Gross profit	$97,224	$84,498
Non-GAAP Gross margin	83%	83%

GAAP Research and development	$36,716	$32,983
GAAP Research and development margin	31%	32%
Stock-based compensation, net	8,644	9,497
Acquisition-related transaction costs	1,770	—
Non-GAAP Research and development	$26,302	$23,486
Non-GAAP Research and development margin	22%	23%

GAAP Sales and marketing	$59,636	$52,036
GAAP Sales and marketing margin	51%	51%
Stock-based compensation, net	6,065	5,778
Amortization of acquisition intangible assets	1,452	1,133
Acquisition-related transaction costs	1,679	—
Non-GAAP Sales and marketing	$50,440	$45,125
Non-GAAP Sales and marketing margin	43%	44%

GAAP General and administrative	$27,917	$23,322
GAAP General and administrative margin	24%	23%
Stock-based compensation, net	7,375	6,842
Acquisition-related transaction costs	2,733	—
Non-GAAP General and administrative	$17,809	$16,480
Non-GAAP General and administrative margin	15%	16%

GAAP Restructuring	$4,883	$—
GAAP Restructuring margin	4%	0%
Stock-based compensation, net	2,761	—
Amortization of acquisition intangible assets	45	—
Other restructuring costs	2,077	—
Non-GAAP Restructuring	$—	$—
Non-GAAP Restructuring margin	0%	0%

(1) Please see Appendix A for explanation of non-GAAP measures used.

APPENDIX A

MOMENTIVE GLOBAL INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP (loss) income from operations, Non-GAAP operating margin, Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin, Non-GAAP general and administrative, Non-GAAP general and administrative margin, Non-GAAP restructuring, Non-GAAP restructuring margin, and free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures is that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts is not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP (loss) income from operations, Non-GAAP operating margin: We define Non-GAAP (loss) income from operations as GAAP loss from operations excluding stock-based compensation, net, acquisition-related transaction costs, amortization of acquisition intangible assets, and restructuring. Non-GAAP operating margin is defined as Non-GAAP (loss) income from operations divided by revenue.

Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share: We define Non-GAAP net (loss) income as GAAP net loss excluding stock-based compensation, net, acquisition-related transaction costs, amortization of acquisition intangible assets, restructuring, and including the income tax effect on Non-GAAP adjustments. Non-GAAP net (loss) income per diluted share is defined as Non-GAAP net (loss) income divided by the weighted-average shares outstanding.

Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net, amortization of acquisition intangible assets, and acquisition-related transaction costs. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net and acquisition-related transaction costs. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.

Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net, amortization of acquisition intangible assets, and acquisition-related transaction costs. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.

Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net and acquisition-related transaction costs. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.

Non-GAAP restructuring, Non-GAAP restructuring margin: We define Non-GAAP restructuring as GAAP Restructuring excluding stock-based compensation, net, amortization of acquisition intangible assets, and other restructuring costs. Non-GAAP Restructuring margin is defined as Non-GAAP Restructuring divided by revenue.

We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance and liquidity. We further believe these measures are useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:

•
Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
•
Acquisition-related transaction costs: We incur transaction costs on a GAAP basis resulting from our acquisitions, including our terminated acquisition by Zendesk. These costs relate to advisory, legal and accounting services, and retention payments to certain employees. Acquisition-related transaction costs is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new acquisitions.
•
Amortization of acquisition intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquisition intangible assets will recur in future periods.
•
Restructuring: Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to strategic initiatives and/or past acquisitions. However, we may incur these expenses in future periods in connection with any new strategic initiatives and/or acquisitions.

For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures.

Free cash flow: We define free cash flow as GAAP net cash provided by or used in operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by or used in operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our financial outlook, outstanding shares, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand (including our recent rebranding); our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Quarterly Report on Form 10-Q that will be filed for the quarter ended March 31, 2022, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.momentive.ai. All information provided in this release and in the attachments is as of May 4, 2022, and we undertake no obligation to update this information.